INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 46 to Registration Statement No. 811-3392 of the John Hancock Real Estate Fund (the "Fund") on Form N-1A of our report dated December 7, 2001, appearing in the annual report to shareholders of the Fund for the year ended October 31, 2001, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.



/s/DELOITTE & TOUCHE LLP
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Boston, Massachusetts
February 22, 2002